For Immediate Release
Contact:
Melissa Thompson                              Jerry Daly or Carol McCune
Director of Corporate Communications          Daly Gray Public Relations (Media)
(703) 387-3377                                (703) 435-6293

            Interstate Hotels & Resorts Reports Third-Quarter Results


         ARLINGTON, Va., October 29, 2003--Interstate Hotels & Resorts (NYSE:
IHR), the nation's largest independent hotel management company, today reported historical results for the third quarter ended September 30, 2003. Interstate Hotels & Resorts was formed July 31, 2002, following the merger of MeriStar Hotels & Resorts and Interstate Hotels Corporation. For 2002, both historical financial data and combined pro forma financial data (assuming the merger was completed on January 1, 2002) are included in the tables of this press release. Historical financial data represents results for Interstate Hotels Corporation through July 31, 2002, and results for Interstate Hotels & Resorts subsequent to July 31, 2002.

Third-Quarter Results

         For the 2003 third quarter, net loss was $(0.4) million or $(0.02) per share. On a historical basis, net loss available to common shareholders was $(19.4) million, or $(1.12) per share, in the 2002 third quarter.

         The statement of operations for the 2003 third quarter includes the following non-recurring items and special charges:

     o $0.9 million of merger and integration expenses, including professional fees, travel and other transition costs.

     o $2.0 million of asset impairments and write-offs of assets related to the termination of management contracts.

         In the 2003 third quarter, earnings before interest, taxes, depreciation and amortization

(EBITDA), excluding non-recurring items and special charges, was $7.5 million. Net income, excluding non-recurring items and special charges for the 2003 third-quarter reporting period was $1.3 million, or $0.06 per share. These results were in line with consensus analysts' estimates.

         Third-quarter 2002 pro forma net loss was $(10.1) million, or a loss of $(0.50) per share. Third-quarter 2002 pro forma EBITDA, excluding non-recurring items and special charges, was $7.3 million, and pro forma net loss, excluding non-recurring items and special charges, was $(0.5) million, or $(0.03) per share.

          EBITDA and net income, excluding non-recurring items and special charges, are non-GAAP financial measures within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the "Non-GAAP Financial Measures" section of this press release. Reconciliations of EBITDA and EBITDA and net income, excluding non-recurring items and special charges, are provided in the tables of this press release.

         Same-store revenue per available room (RevPAR) for all full-service managed hotels in the 2003 third quarter decreased 1.4 percent from the prior year's third quarter to $67.95. Occupancy increased 2.0 percent to 68.2 percent, and average daily rate (ADR) decreased 3.4 percent to $99.65. Same-store RevPAR for all limited-service managed hotels in the 2003 third quarter decreased 1.1 percent to $55.60. Occupancy increased 0.6 percent to 70.0 percent, and ADR declined 1.6 percent to $79.40.

         "Leisure travel improved throughout the summer vacation months," said Paul W. Whetsell, chairman. "Group business also was quite active during the period, as we aggressively marketed to this segment. However, increased business travel did not materialize as expected in late August and September. Business travel typically lags an economic rebound by six months, and this historic pattern is holding true. Advanced business travel bookings in the fourth quarter remain soft, but we are seeing some improvements for the first quarter of 2004."

         During the quarter, Interstate signed 26 management contracts, led by 22 properties owned by CNL Hospitality Properties, Inc. In addition, the company completed the acquisition of the first hotel in its $400 million acquisition fund, Northridge Interstate Hospitality Fund, a joint venture with Northridge Capital, Inc.

         "The 209-room Sheraton Long Island in Smithtown, N.Y., is typical of the type of asset we seek to acquire: first-class, full-service, stabilized hotels in strong markets with high barriers to new competition," said Steve Jorns, chief executive officer. "We expect to benefit from both our management fees and our participation in the underlying real estate investment. We have an active pipeline of potential additional acquisitions as we head into 2004."

         The company's BridgeStreet Corporate Housing Worldwide operations continued to have relatively better performance in domestic markets as compared to international markets. Results in Canada were negatively impacted by the aftereffects of the SARS outbreak, and some European markets were impacted by sluggish economies. "We continue to adjust our rooms inventory in those markets that remain soft," Jorns said.

         BridgeStreet added three Licensed Global Partners during the quarter, bringing the total to nine. In addition, BridgeStreet expanded its BridgeStreet Concierge service, a comprehensive service that provides the company's guests with 24/7 coverage.

Capital Structure

         Interstate had $24.5 million of availability on its revolving credit facility as of September 30, according to James A. Calder, chief financial officer. "We continue to have excellent flexibility to respond to management contract options that require sliver investments, as well as real estate investment opportunities through joint ventures," he said.

Key Financial Information

         As of September 30, 2003, Interstate had:

     o   Total cash of $20.7 million
     o Total debt of $131 million, consisting of $87.3 million of senior debt, $40.0 million of subordinated debt and a $3.7 million promissory note
     o   Average cost of debt of 6.7 percent

Board of Directors

         Interstate also announced the resignation of John Emery and J. Taylor Crandall from the company's board of directors, effective October 22, 2003. Last week, Emery announced that he would resign as president and chief operating officer of the company at the end of 2003. Crandall previously served on the boards of MeriStar Hospitality and Interstate. His resignation from Interstate's board eliminates the shared board positions between the two companies, with the exception of the chairman.

Outlook and Guidance

         "The exact timing of a meaningful rebound in business travel is still unclear," Jorns said. "Based on historical patterns and early booking trends, business travel will not likely pick up until 2004. We are buoyed by the continued strength in the leisure market and look forward to similar patterns in business travel in the future. Based on this lack of clarity and the current short-term outlook, we are providing more conservative guidance for the remainder of the year."

         For the full year 2003, Interstate expects net income of $4.2 million to $5.4 million ($0.20 to $0.25 per share) and net income excluding non-recurring items and special charges of $1.0 million to $2.2 million ($0.05 to $0.10 per share). The company estimates that EBITDA, excluding non-recurring items and special charges, will be $27 million to $29 million.

         Interstate expects 2003 fourth quarter net income of $0.6 million to $1.8 million ($0.03 to

$0.08 per share); net income excluding non-recurring items and special charges of between $1.9 million and $3.1 million ($0.09 to $0.15 per share); and EBITDA excluding non-recurring items and special charges of $9.3 million to $11.3 million. Reconciliations of forecasted EBITDA and net income, excluding non-recurring items and special charges to net income, for the year ending December 31, 2003, and the three months ending December 31, 2003, are included in the tables of this press release.

         Interstate will hold a conference call to discuss its third-quarter results today, October 29, at 10 a.m. Eastern time. Interested parties may visit the company's Web site at www.ihrco.com and click on Investor Relations and then Third-Quarter Conference Call. Interested parties also may listen to an archived webcast of the conference call on the Web site, or may dial (800) 405-2236, pass code 555321, to hear a telephone replay. The telephone replay will be available through Friday, November 28, 2003.

         Interstate Hotels & Resorts operates more than 300 hospitality properties with nearly 67,000 rooms in 42 states, the District of Columbia, Canada and Russia. BridgeStreet Corporate Housing Worldwide, an Interstate Hotels & Resorts subsidiary, is one of the world's largest corporate housing providers, offering upscale, fully furnished corporate housing throughout the United States, Canada, the United Kingdom, France and 39 additional countries through its network partners. For more information about Interstate Hotels & Resorts, visit the company's Web site: www.ihrco.com.

Non-GAAP Financial Measures

         Included in this press release are certain "non-GAAP financial measures," which are measures of our historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules that we believe are useful to investors. They are as follows: (i) EBITDA and (ii) EBITDA and net income, excluding non recurring and special charges. The following discussion defines these terms and presents why we believe they are useful measures of our performance.

EBITDA

         A significant portion of our non-current assets consist of intangible assets. Of those intangible assets, our management contracts are amortized over their remaining terms. Because depreciation and amortization are non-cash items, management and many industry investors believe the presentation of EBITDA is more useful. EBITDA represents consolidated earnings before interest expense, income taxes, depreciation and amortization. We believe EBITDA provides useful information to investors regarding our financial condition and results of operations because EBITDA is useful for evaluating our performance and our capacity to incur and service debt, fund capital expenditures and expand our business. Management also uses EBITDA as one measure in determining the value of other acquisitions and dispositions. We also believe that the rating agencies and a number of lenders also use EBITDA for those purposes and a number of restrictive covenants in our indebtedness measure EBITDA. Therefore, disclosing EBITDA may be useful to those investors.

EBITDA and net income, excluding non-recurring items and special charges

         We define EBITDA, excluding non-recurring items and special charges as EBITDA excluding the effects of certain charges, transactions and expenses incurred in connection with events management believes are not reasonably likely to recur or have a continuing effect on our ongoing operations. Similarly, we define net income (loss) excluding non-recurring items and special charges as net income (loss) without the effects of those same charges, transactions and expenses. We believe that EBITDA and net income (loss) excluding non-recurring items and special charges are useful performance measures because including these non-recurring items and special charges may either mask or exaggerate trends in our ongoing operating performance. Furthermore, performance measures that include non-recurring items and special charges may not be indicative of the continuing performance of our underlying business. Therefore, we present EBITDA and net income (loss) excluding non-recurring items and special charges because they may help investors to compare our performance before the effect of various items that do not directly affect our ongoing operating performance.

         This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, about Interstate Hotels & Resorts, including those statements regarding future operating results and the timing and composition of revenues, among others, and statements containing words such as "expects," "believes" or "will," which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the current slowdown of the national economy, economic conditions generally and the real estate market specifically, the impact of the events of September 11, 2001, governmental actions, legislative and regulatory changes, availability of debt and equity capital, interest rates, competition, supply and demand for lodging facilities in our current and proposed market areas, and the company's ability to manage integration and growth. Additional risks are discussed in Interstate Hotels & Resorts' filings with the Securities and Exchange Commission, including Interstate Hotels & Resorts annual report on Form 10-K for the year ended December 31, 2002.

INTERSTATE HOTELS & RESORTS, INC.
HISTORICAL STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                                                    2003              2002              2003              2002
                                                               --------------    --------------    --------------    --------------
 Revenue:
           Lodging revenues                                    $          929    $          832    $        2,697    $        2,287
           Management  fees                                            15,762            11,068            45,218            18,069
           Corporate housing                                           29,245            19,779            83,456            19,779
           Other revenue                                                3,778             4,620            10,607            16,026
                                                               --------------    --------------    --------------    --------------
                                                                       49,714            36,299           141,978            56,161
          Other revenue from managed properties                       217,654           163,347           642,256           297,662
                                                               --------------    --------------    --------------    --------------
 Total revenue                                                        267,368           199,646           784,234           353,823

 Operating expenses by department:
           Lodging expenses                                               585               575             1,869             1,606
           Corporate housing                                           24,171            15,327            69,804            15,327
Undistributed operating expenses:
           Administrative and general                                  19,082            14,803            55,117            30,010
           Depreciation and amortization                                2,646             4,024            10,994             9,133
           Merger and integration costs                                   874             3,430             3,344             5,653
           Restructuring expenses                                          --            12,820                --            12,820
          Tender offer costs                                               --                --                --             1,000
          Asset impairment and write offs                                 312                --               312                --
                                                               --------------    --------------    --------------    --------------
                                                                       47,670            50,979           141,440            75,549
          Other expenses from managed properties                      217,654           163,347           642,256           297,662
                                                               --------------    --------------    --------------    --------------
 Total operating expenses                                             265,324           214,326           783,696           373,211
                                                               --------------    --------------    --------------    --------------

 Net operating income (loss)                                            2,044           (14,680)              538           (19,388)

 Interest expense, net                                                  2,359             1,562             7,187             3,474
 Equity in losses of affiliates                                           292             1,074               858             1,670
 Conversion incentive payment - convertible notes                          --                --                --             7,307
 Gain on refinancing                                                       --                --           (13,629)
                                                               --------------    --------------    --------------    --------------

 Income (loss) before minority interests and income taxes                (607)          (17,316)            6,122           (31,839)

 Minority interests expense (benefit)                                      23               243               184               295
 Income tax expense (benefit)                                            (252)            1,818             2,375               641
                                                               --------------    --------------    --------------    --------------

 Net income (loss)                                                       (378)          (19,377)            3,563           (32,775)

 Mandatorily redeemable preferred stock:
          Dividends                                                        --                --                --               307
          Accretion                                                        --                --                --               356
          Conversion incentive payment- preferred stock                    --                --                --             1,943
                                                               --------------    --------------    --------------    --------------

 Net income (loss) available to common shareholders            $         (378)   $      (19,377)   $        3,563    $      (35,381)
                                                               ==============    ==============    ==============    ==============

 Weighted average shares outstanding:
          Basic (1)                                                    20,649            17,270            20,612            11,277
          Diluted (1)                                                  20,649            17,270            20,891            11,277
 Basic earnings (loss) per share                               $        (0.02)   $        (1.12)   $         0.17    $        (3.14)
                                                               ==============    ==============    ==============    ==============
 Diluted earnings (loss) per share                             $        (0.02)   $        (1.12)   $         0.17    $        (3.14)
                                                               ==============    ==============    ==============    ==============

 RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
 Net income (loss)                                             $         (378)   $      (19,377)   $        3,563    $      (32,775)
           Depreciation and amortization                                2,646             4,024            10,994             9,133
           Interest expense, net                                        2,359             1,562             7,187             3,474
           Equity in losses of affiliates                                 292             1,074               858             1,670
           Gain on refinancing                                             --                --           (13,629)               --
           Conversion incentive payment - convertible notes                --                --                --             7,307
           Minority interests expense (benefit)                            23               243               184               295
           Income tax expense (benefit)                                  (252)            1,818             2,375               641
                                                               --------------    --------------    --------------    --------------

 EBITDA (2)                                                             4,690           (10,656)           11,532           (10,255)
           Merger and integration costs                                   874             3,430             3,344             5,653
           Restructuring expenses                                          --            12,820                --            12,820
           Tender offer costs                                              --                --                --             1,000
           Asset impairment and write-offs (4)                          1,979                --             2,780                --
                                                               --------------    --------------    --------------    --------------

 EBITDA, excluding non-recurring items and special
          charges (2)                                          $        7,543    $        5,594    $       17,656    $        9,218
                                                               ==============    ==============    ==============    ==============

 Net income (loss)                                             $         (378)   $      (19,377)   $        3,563    $      (32,775)
 Adjustments to net income (loss), net of income taxes:
          Merger and integration costs                                    524             2,092             2,006             3,561
          Restructuring expenses                                           --             7,820                --             8,077
          Tender offer costs                                               --                --                --               630
          Asset impairment and write-offs                               1,187                --             1,668                --
          Conversion incentive payment - convertible notes                 --                --                --             7,307
          Gain on refinancing                                              --                --            (8,177)               --
          Minority interest                                               (16)             (208)              102              (354)
                                                               --------------    --------------    --------------    --------------

 Net income (loss), excluding non-recurring items and
          special charges (2)                                  $        1,317    $       (9,673)   $         (838)   $      (13,554)
                                                               ==============    ==============    ==============    ==============

Basic earnings (loss) per share,
          excluding non-recurring items and special charges    $         0.06    $        (0.56)   $        (0.04)   $        (1.20)
                                                               ==============    ==============    ==============    ==============
Diluted earnings (loss) per share,
          excluding non-recurring items and special charges    $         0.06    $        (0.56)   $        (0.04)   $        (1.20)
                                                               ==============    ==============    ==============    ==============

Outlook Reconciliation (3)                                                               FORECAST
                                                      ------------------------------------------------------------------------------
                                                      THREE MONTHS ENDING DECEMBER 31, 2003   TWELVE MONTHS ENDING DECEMBER 31, 2003
                                                      -------------------------------------   --------------------------------------
 Net income                                           $               1,200                   $               4,763
           Depreciation and amortization                              2,600                                  13,594
           Interest expense, net                                      2,600                                   9,787
           Gain on refinancing                                      (13,629)
           Equity in losses of affiliates                               950                                   1,808
           Minority interests expense                                   100                                     284
           Income tax expense                                           750                                   3,125
                                                      ---------------------                   ---------------------

 EBITDA (2)                                                           8,200                                  19,732
           Merger and integration costs                                 500                                   3,844
           Asset impairments and write-offs                           1,600                                   4,380
                                                      ---------------------                   ---------------------

 EBITDA, excluding non-recurring items and
           special charges (2)                        $              10,300                   $              27,956
                                                      =====================                   =====================


 Net income                                           $               1,200                   $               4,763
 Adjustments to net loss, net of income taxes:
          Gain on refinancing                                            --                                  (8,177)
           Merger and integration costs                                 300                                   2,306
           Asset impairments and write-offs                             960                                   2,628
           Minority Interest                                            (20)                                     82
                                                      ---------------------                   ---------------------

 Net income, excluding non-recurring items and
           special charges (2)                        $               2,440                   $               1,602
                                                      =====================                   =====================

Income per share, excluding non-recurring items
           and special charges                        $                0.12                   $                0.08
                                                      =====================                   =====================

(1) Presented giving effect to the 4.6 shares of common stock issued to Interstate Shareholders, and the one-for-five reverse stock split associated with the merger on July 31, 2002.

(2) See discussion of EBITDA and EBITDA and net income, excluding non-recurring items and special charges located in the in the "Non-GAAP Financial Measures section, described earlier in this press release.

(3) Our outlook reconciliation uses the mid-point of our estimates of net income

(4) A portion of the asset impairments and write-offs are included with administrative and general expenses

Interstate Hotels & Resorts, Inc.
Statement of Operations
(Unaudited, in thousands except per share amounts)

                                                             Three Months Ended September 30,     Nine Months Ended September 30,
                                                                 2003               2002             2003               2002
                                                               ---------          ---------        ---------          ---------
                                                              (historical)      (pro forma)(1)    (historical)       (pro forma)(1)
Revenue:
          Lodging revenues                                     $     929          $     832        $   2,697          $  70,262
          Management  fees                                        15,762             14,305           45,218             44,214
          Corporate housing                                       29,245             29,971           83,456             81,641
          Other revenue                                            3,778              4,838           10,607             16,101
                                                               ---------          ---------        ---------          ---------
                                                                  49,714             49,946          141,978            212,218
         Other revenue from managed properties                   217,654            224,936          642,256            629,730
                                                               ---------          ---------        ---------          ---------
Total revenue                                                    267,368            274,882          784,234            841,948

Operating expenses by department:
          Lodging expenses                                           585                575            1,869             31,121
          Corporate housing                                       24,171             23,191           69,804             65,313
Undistributed operating expenses:
          Administrative and general                              19,082             18,893           55,117             67,891
          Depreciation and amortization                            2,646              4,765           10,994             14,527
          Lease expense                                             --                 --               --               27,569
          Merger and integration costs                               874              3,295            3,344              4,296
          Restructuring expenses                                    --               12,820             --               13,502
         Tender offer costs                                         --                 --               --                1,000
         Gain on Winston lease conversion                           --                 --               --               (7,229)
         Asset impairment and write offs                             312               --                312               --
                                                               ---------          ---------        ---------          ---------
                                                                  47,670             63,539          141,440            217,990
         Other expenses from managed properties                  217,654            224,936          642,256            629,730
                                                               ---------          ---------        ---------          ---------
Total operating expenses                                         265,324            288,475          783,696            847,720
                                                               ---------          ---------        ---------          ---------
Net operating income (loss)                                        2,044            (13,593)             538             (5,772)

Interest expense, net                                              2,359              2,306            7,187              7,704
Equity in losses of affiliates                                       292              1,019              858              1,731
Gain on refinancing                                                 --                 --            (13,629)              --
                                                               ---------          ---------        ---------          ---------

Income (loss) before minority interests and
  income taxes                                                      (607)           (16,918)           6,122            (15,207)

Minority interests expense (benefit)                                  23               (241)             184               (207)
Income tax expense (benefit)                                        (252)            (6,537)           2,375             (8,308)
                                                               ---------          ---------        ---------          ---------
Net income (loss)                                              $    (378)         $ (10,140)       $   3,563          $  (6,692)
                                                               =========          =========        =========          =========

Weighted average shares outstanding:
         Basic (2)                                                20,649             20,228           20,612             20,208
         Diluted (2)                                              20,649           20,228             20,891             20,208

Basic earnings (loss) per share                                $   (0.02)         $   (0.50)       $    0.17          $   (0.33)
                                                               =========          =========        =========          =========
Diluted earnings (loss) per share                              $   (0.02)         $   (0.50)       $    0.17          $   (0.33)
                                                               =========          =========        =========          =========

Reconciliations of Non-GAAP financial measures
Net income (loss)                                              $    (378)         $ (10,140)       $   3,563          $  (6,692)
          Depreciation and amortization                            2,646              4,765           10,994             14,527
          Interest expense, net                                    2,359              2,306            7,187              7,704
          Equity in loss of affiliates                               292              1,019              858              1,731
          Gain on refinancing                                       --                 --            (13,629)              --
          Minority interests expense (benefit)                        23               (241)             184               (207)
          Income tax expense (benefit)                              (252)            (6,537)           2,375             (8,308)
                                                               ---------          ---------        ---------          ---------

EBITDA (3)                                                         4,690             (8,828)          11,532              8,755
          Merger and integration costs                               874              3,295            3,344              4,296
          Gain on Winston Lease Conversion                                                                               (7,229)
          Restructuring expenses                                    --               12,820             --               13,502
          Tender offer costs                                        --                 --               --                1,000
          Asset impairment and write-offs (4)                      1,979               --              2,780               --
                                                               ---------          ---------        ---------          ---------

EBITDA, excluding non-recurring items and special
   charges (3)                                                 $   7,543          $   7,287        $  17,656          $  20,324
                                                               =========          =========        =========          =========

Net income (loss)                                              $    (378)         $ (10,140)       $   3,563          $  (6,692)
Adjustments to net income (loss), net of income taxes:
         Gain on Winston Lease Conversion                                                                                (7,229)
         Merger and integration costs                                524              2,010            2,006              2,741
         Restructuring expenses                                     --                7,764             --                8,228
         Tender offer costs                                         --                 --               --                  630
         Asset impairment and write-offs                           1,187               --              1,668               --
         Gain on refinancing                                        --                 --             (8,177)              --
         Minority interest                                           (16)              (150)             102               (172)
                                                               ---------          ---------        ---------          ---------

Net income (loss), excluding non-recurring items and
   special charges (3)                                         $   1,317          $    (516)       $    (838)         $  (2,494)
                                                               =========          =========        =========          =========

Basic earnings (loss) per share,
         excluding non-recurring items and special charges     $    0.06          $   (0.03)       $   (0.04)         $   (0.12)
                                                               =========          =========        =========          =========
Diluted earnings (loss) per share,
         excluding non-recurring items and special charges     $    0.06          $   (0.03)       $   (0.04)         $   (0.12)
                                                               =========          =========        =========          =========

Pro-forma hotel operating statistics:
 Full-service hotels:
 Occupancy                                                          68.2%              66.8%            66.5%              66.5%
 ADR                                                           $   99.65          $  103.15        $  103.63          $  107.26
 RevPAR                                                        $   67.95          $   68.95        $   68.91          $   71.34

Limited-service hotels:
Occupancy                                                           70.0%              69.6%            67.0%              67.7%
 ADR                                                           $   79.40          $   80.73        $   79.23          $   79.69
 RevPAR                                                        $   55.60          $   56.22        $   53.10          $   53.97

(1) Assumes the merger transaction between Interstate Hotels Corporation and MeriStar Hotels & Resorts, Inc. was completed on January 1, 2002

(2) Presented giving effect to the 4.6 shares of common stock issued to Interstate Shareholders, and the one-for-five reverse stock split associated with the merger on July 31, 2002.

(3) See discussion of EBITDA and EBITDA and net income, excluding non-recurring items and special charges located in the in the "Non-GAAP Financial Measures section, described earlier in this press release.

(4) A portion of the asset impairments and write-offs are included with administrative and general expenses